Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
FRED’S, INC., et al.,[1]	)	Case No. 19-11984 (CSS)
)
Debtors.	)	Jointly Administered
)
	)	Re: D.I. 1162

NOTICE OF CONFIRMATION AND OCCURRENCE OF

EFFECTIVE DATE OF (I) MODIFIED AMENDED JOINT CHAPTER 11

PLAN OF FRED’S, INC. AND THE DEBTOR AFFILIATES SET FORTH HEREIN;

AND (II) BAR DATES FOR CERTAIN CLAIMS

Please read this notice carefully as it contains bar dates and other information that may affect your rights to receive distributions under the Plan.

1.    Entry of Confirmation Order. On June 4, 2020, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order Confirming the Modified Amended Joint Chapter 11 Plan of Fred’s, Inc. and the Debtor Affiliate Set Forth Herein [D.I. 1162] (the “Confirmation Order”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Confirmation Order or the Modified Amended Joint Chapter 11 Plan of Fred’s, Inc. and the Debtor Affiliates Set Forth Herein [D.I. 1155] (the “Plan”).

2.    Effective Date. Each of the conditions precedent to the effectiveness of the Plan has occurred or was waived in accordance with Article XI of the Plan and the Plan became effective and substantially consummated on June 19, 2020 (the “Effective Date”). The Plan and its provisions are binding on the Debtors, any Holder of a Claim or Interest, and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

3.    Bar Date for Administrative Expense Claims. In accordance with Section III.A of the Plan and paragraph 27 of the Confirmation Order, any and all requests for allowance and/or payment of Administrative Expense Claims and proof of such Administrative Expense Claim, unless otherwise expressly set forth in the Plan or Confirmation Order, must be served on counsel to the Liquidating Trustee, counsel to the Debtors, and counsel to the U.S. Trustee no later than: (a) with respect to Administrative Expense Claims other than Professional Fee Claims, July 20, 2020; and (b) with respect to Professional Fee Claims, August 3, 2020; except to the extent the Plan, Bankruptcy Code or a Final Order does not require such Filing. In the event of an objection to the Allowance of an Administrative Expense Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim. Any such request must include, at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the Holder of the Administrative Expense Claim; (iii) the asserted amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.

Unless otherwise ordered by the Bankruptcy Court, or as otherwise expressly set forth in the Plan, failure to File and serve such Proof of Administrative Expense Claim timely and properly shall result in such Claim being forever barred and discharged. If for any reason any such Administrative Expense Claim is incapable of being forever barred and Disallowed, then the Holder of Such Claim shall in no event have recourse to any property to be distributed pursuant to the Plan.

4.    Copies of the Plan, the Confirmation Order, and the exhibits thereto are available for free at https://dm.epiq11.com/case/FDS/info or for a fee via PACER at: https://www.pacer.gov.

[1]

The debtors in these Chapter 11 Cases, along with the last four digits of each debtor’s federal tax identification number, are: Fred’s, Inc. (4010); Fred’s Stores of Tennessee, Inc. (9888); National Equipment Management and Leasing, Inc. (4296); National Pharmaceutical Network, Inc. (9687); Reeves-Sain Drug Store, Inc. (4510); Summit Properties-Jacksboro, LLC (9161); Summit Properties-Bridgeport, LLC (2200); and 505 N. Main Opp, LLC (5850). The Debtors’ address is 6625 Lenox Park, Suite 200, Memphis, TN 38115.

Dated:     June 19, 2020

Wilmington, Delaware

/s/ Joseph C. Barsalona II
Derek C. Abbott (No. 3376)
Andrew R. Remming (No. 5120)
Joseph C. Barsalona II (No. 6102)
Andrew R. Workman (No. 6710)
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, Delaware 19899-1347
Telephone: (302) 658-9200
Facsimile: (302) 658-3989
Email: dabbott@mnat.com
aremming@mnat.com
jbarsalona@mnat.com
aworkman@mnat.com

- and -

Adam L. Shiff (admitted pro hac vice)
Robert M. Novick (admitted pro hac vice)
Andrew H. Elkin (admitted pro hac vice)
KASOWITZ BENSON TORRES LLP
1633 Broadway
New York, New York 10019
Telephone: (212) 506-1700
Facsimile: (212) 506-1800
Email: ashiff@kasowitz.com
rnovick@kasowitz.com
aelkin@kasowitz.com

CO-COUNSEL FOR DEBTORS AND
DEBTORS IN POSSESSION